Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
CENTENE CORPORATION
A Delaware Corporation
Effective December 8, 2023

i

ii

AMENDED AND RESTATED BY-LAWS
OF
CENTENE CORPORATION
(hereinafter called the "Corporation")
ARTICLE I

OFFICES
Section 1.     Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.     Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 1.     Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, or solely by means of remote communication, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.     Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and time of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given by the Corporation to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. For purposes of these By-Laws and for the avoidance of doubt, all references to a "stockholder" means a stockholder of record of the Corporation.

Section 3.     Special Meetings.
(a)     Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), special meetings of stockholders may be called at any time by either (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) upon the written request delivered to the Secretary in the manner provided in Section 3(b), signed and dated by one or more stockholders of record, or beneficial owners, if any, of the

Corporation (the "Requesting Stockholders") who own not less than 10% or more of the voting power of the shares of capital stock, voting as a single class, that are entitled to vote on the matters at such special meeting (the "Requisite Percentage") (measured as of the Requisite Percentage Solicitation Record Date, as defined below, if applicable) and that have complied with all respects of this Section 3. Any special meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall transact such business as may properly be brought before the meeting. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

(b)    To be in proper written form, any request or requests for a special meeting pursuant to Section 3(a)(iv) above (each, a "Special Meeting Request" and, collectively, the "Special Meeting Requests"): (i) must be delivered in accordance with Section 3(a)(iv) by one or more Requesting Stockholders who (1) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable); (2) shall not have revoked such Special Meeting Request; and (3) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain (1) all of the information, statements, Questionnaires (as defined below) and representations required by these By-Laws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 7 of this Article II, and (2) without limitation of the foregoing clause (1), the text of the proposal and business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment); (iv) must contain (1) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of capital stock of the Corporation owned by the Requesting Stockholders (including, without limitation, any owned shares) and (2) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (v) must provide documentary evidence that the Requesting Stockholders own shares of stock constituting the Requisite Percentage as of the Requisite Percentage Solicitation Record Date and own such shares as of the date the Special Meeting Request is delivered (and, for the avoidance of doubt, the numerator and the denominator used to calculate the Requisite Percentage shall be based on the shares outstanding on the Requisite Percentage Solicitation Record Date); provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, such evidence must be delivered to the Secretary within ten (10) days after delivery of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the foregoing record date and delivery date.

In determining whether a request for a special meeting has been properly made in accordance with Section 3(a)(iv), multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board) (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been delivered to the Secretary in the manner provided in this Section 3(b) and are received by the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the date of the special meeting by delivery of a written revocation to the Secretary. If, following such revocation, there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Any Special Meeting Request (or revocation thereof) or request for a Requisite Percentage Solicitation Record Date and any information required to be delivered to the Secretary or the Corporation hereunder (including any update or supplement thereto), must be delivered to or mailed and received at the principal executive offices of the Corporation.

(c)     To be properly brought before a special meeting, business must be (i) specified in the Corporation's notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. The business transacted at a special meeting as a result of a valid Special Meeting Request shall be limited to (i) the purpose or purposes stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (ii) any additional matters the Board of Directors determines to include in the Corporation's notice of the special meeting. Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting pursuant to Section 3(a)(iv) if, in the good faith determination of the Board of Directors, which determination shall, to the fullest extent permitted by law, be conclusive and binding on the Corporation and its stockholders, (A) the Special Meeting Request does not comply with these By-Laws, (B) the matter(s) set forth in the Special Meeting Request relates to an item that is not a proper subject for stockholder action under applicable law, (C) the Special Meeting Request was received by the Secretary of the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting of stockholders and (y) thirty (30) days after the first anniversary of the date of the previous meeting, (D) an identical or substantially similar item of business, as determined in good faith by the Board of Directors in its sole and absolute discretion, which determination shall, to the fullest extent permitted by law, be conclusive and binding on the Corporation and its stockholders (a "Similar Item"), other than the election of directors, was presented at a meeting of stockholders held not more than twelve (12) months before the Special Meeting Request was received by the Secretary of the Corporation, (E) a Similar Item was presented at a meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is received by the Secretary, (F) a Similar Item is included in the Corporation's notice as an item of business to be brought before a meeting of stockholders that has been called but not yet held or that is called for forty (40) days after the Special Meeting Request is received by the Secretary or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other applicable law. For purposes of this clause (c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d)     A special meeting called pursuant to Section 3(a)(iv) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these By-Laws. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the notice delivered pursuant to this Section 3, if necessary so that it is true and correct as of the record date for determining the stockholders entitled to notice of the special meeting, not later than ten (10) days following the later of the record date for determining the stockholders entitled to notice of the special meeting or the date notice of such record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the notice delivered pursuant to Section 3 in accordance with the requirements under Section 7 of this Article II as if such requirements applied herein mutatis mutandis and (iii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 3(d) shall not limit the Corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a request under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(e)    Notwithstanding anything in these By-Laws to the contrary, no business shall be considered properly brought before a special meeting called by a Special Meeting Request received from the Requisite Percentage of Requesting Stockholders unless it is brought in accordance with the procedures set forth in this Section 3. In addition to the requirements of this Section 3, the nomination of a person for election as a director at a special meeting called for the purpose of electing directors must also be made in accordance with the procedures set forth in Section 7 of this Article II. If such notice was not delivered in proper written form in accordance with the foregoing provisions, or the nomination or business was not properly brought before the special meeting in accordance with the foregoing procedures, the Chairman of the special meeting or the Secretary may, declare to the special meeting that the nomination or business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should so determine, such officer shall so declare to the meeting and that the meeting, or any such nomination or business, as applicable, shall be void and disregarded for all purposes, notwithstanding that the nominee or proposed business is included in the Corporation's proxy statement, notice of meeting or other proxy materials for the meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees or such proposed business may have been received by the Corporation (which proxies and votes shall be disregarded).

(f)    Notwithstanding any other provision of these By-Laws, any stockholder or beneficial owner of stock (an "Initiating Stockholder") seeking to engage in a solicitation (as such term is defined under Regulation 14A of the Exchange Act, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to attain the Requisite Percentage (a "Requisite Percentage Solicitation") shall first deliver (or, in the case of a beneficial owner, shall cause the record holder of stock to deliver) to the Secretary a request that the Board of Directors fix a record date to determine the stockholders entitled to deliver a Special Meeting Request (the "Requisite Percentage Solicitation Record Date"). Such request shall (i) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percentage Solicitation to attain the Requisite Percentage; (ii) provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Initiating Stockholder; and (iii) contain, with respect to the Initiating Stockholder, any beneficial owner of shares of stock of the Corporation on whose behalf any such request by such Initiating Stockholder is made, and any Associated Person (defined below), the information that would be required in or with a stockholder's notice of a nomination or other business pursuant to Section 7 of this Article II and the information described in this Section 3(f) shall be updated and supplemented in accordance with the requirements of Section 3(d) of this Article II. Following delivery of a request for a Requisite Percentage Solicitation Record Date, the Board of Directors may, by the later of (x) ten (10) days after delivery of such request, and (y) five (5) days after delivery of all information requested by the Corporation to determine the validity of such request, determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percentage Solicitation Record Date. The Requisite Percentage Solicitation Record Date shall be no more than ten (10) days after the date upon which the resolution fixing the Requisite Percentage Solicitation Record Date is adopted by the Board and shall not precede the date such resolution is adopted. If no Requisite Percentage Solicitation Record Date has been fixed by the Board by the date required by the third sentence of this paragraph, the Requisite Percentage Solicitation Record Date shall be at the close of business on the first date on which a valid request for the Requisite Percentage Solicitation Record Date is delivered to the Secretary of the Corporation. To be valid, any Special Meeting Request that has been the subject of a Requisite Percentage Solicitation must be delivered to the Secretary of the Corporation no earlier than the applicable Requisite Percentage Solicitation Record Date and no later than sixty (60) days after the applicable Requisite Percentage Solicitation Record Date.

(g)    For purposes of this Section 3, the term "ownership" (and its correlative terms "owned," "owning" and other variations of the word "own") shall have the meaning set forth in Section 13 of Article III of these By-Laws.

Section 4.     Quorum; Adjournment. Except as otherwise required by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, or the Chairman of the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Notice of an adjourned meeting need not be given of any such adjourned meeting if the time and place, if any, thereof are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
Section 5.     Proxies. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:
(1)     A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.
(2)     A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(3)    The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the Delaware General Corporation Law

("GCL"), provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.

Any copy, facsimile telecommunication or other reliable reproduction of the document (including an electronic transmission) may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.

Section 6.     Voting. At all meetings of the stockholders at which a quorum is present, except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of the holders of a majority of the votes cast by the shares represented and entitled to vote therefor at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 7.     Nominations of Directors and Business at Annual Meetings of Stockholders.
(a)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business may be made at an annual meeting of stockholders only if (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7, on the record date for the determination of stockholders entitled to vote at such meeting, and at the time of the meeting and (B) who complies with the notice procedures set forth in this Section 7 (including, without limitation, providing timely updates and supplements to the information contained therein), or (iv) with respect to nominations only, pursuant to Section 13 of Article III of these By-Laws, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Any failure to comply with these procedures or the procedures in Section 13 of Article III of these By-Laws shall result in such nomination or proposal being disregarded. Notwithstanding anything in these By-Laws to the contrary, the number of nominees a stockholder may nominate for election at a meeting on its own behalf (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at a meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. For the avoidance of doubt, subject only to paragraph (e) of this Section 7, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to bring nominations or business, as applicable, before an annual meeting of stockholders.

(b)    In addition to any other applicable requirements, for a nomination or business to be properly brought before an annual meeting by a stockholder pursuant to Section 7(a)(iii), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely under this Section 7, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before such anniversary date or more than seventy (70) days after such anniversary date, notice by the stockholder in order to be timely must be so received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of seventy (70) days prior to the date of the meeting or the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was first made by the Corporation. Any proposed business must constitute a proper matter for stockholder action. In no event shall the public announcement of a recess, adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder shall not be entitled to make additional or substitute nominations or proposals following the expiration of the time periods set forth in this Section 7, and such additional or substitute nominees and proposals, and the proponents thereof, shall comply with all of the requirements of this Section 7.

(c)    To be in proper written form, a stockholder's notice to the Secretary pursuant to this Section 7 must set forth:

(i)    as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (D) all other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14(a) under the Exchange Act and the rules and regulations promulgated thereunder, (E) a statement affirming whether such person is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Securities Act of 1933, as amended (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Corporation's equity securities are listed, (F) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person, and his or her respective affiliates and associates, on the one hand, and such stockholder, any beneficial owner or any Associated Person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if such stockholder making the nomination, any beneficial or any Associated Person were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, (G) completed and signed Questionnaire(s) (defined below) required by Section 7(d) of this Article II, and (H) a written representation and agreement signed by such person confirming that such person: (1) is not and will not become a party to (x) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation that has not been fully disclosed to the Corporation, (y) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been fully disclosed to the Corporation or (z) any Voting Commitment that could limit or interfere with such prospective nominee's ability to comply, if elected as a director of the Corporation, with such prospective nominee's fiduciary duties under applicable law; (2) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and any other rule, regulation, policy or standard of conduct applicable to the directors (which will be provided to such person within ten (10) days following a written request therefor); (3) consents to being named as a nominee and serving as a director if elected and (4) intends to serve a full term of office if elected as a director;

(ii)    as to each matter such stockholder proposes to bring before the meeting, (A) a brief description of the proposal and business desired to be brought before the meeting, (B) the text of the proposal and business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment), (C) the reasons for making such proposal and conducting such business at the meeting, and (D) any material interest in such proposal or business of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made and any Associated Person; and

(iii)    as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made and any Associated Person, (A) the name and record address of such stockholder (as they appear on the Corporation's books), any such beneficial owner and any such Associated Person, (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or held of record by such stockholder, by any such beneficial owner and by any such Associated Person, including any class or series of shares of capital stock of the Corporation that such stockholder, beneficial owner or Associated Person has the right to acquire beneficial ownership of, (C) an accurate and complete description of all proxies, contracts, agreements, arrangements, relationships or understandings between or among such stockholder, any such beneficial owner, any such Associated Person, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such business or nomination by such stockholder, (D) an accurate and complete description of any agreement, arrangement or understanding (including, regardless of form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that had been made, the effect or intent of which is to create exposure to or mitigate loss from, manage risk of or benefit from share price changes for, or increase or decrease the voting power of, such stockholder, any such beneficial owner or any such Associated Person with respect to the Corporation's securities, (E) an accurate and complete description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act, contract, agreement, arrangement, relationship or understanding pursuant to which such stockholder, any such beneficial owner or any such Associated Person has a right to vote any shares of any security of the Corporation, (F) an accurate and complete description of any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder, any such beneficial owner or any such Associated Person that are separated or separable from the underlying shares of the Corporation, (G) an accurate and complete description of any performance-related fees (other than an asset-based fee) that such stockholder, any such beneficial owner or any such Associated Person, directly or indirectly, are entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any interests described in the foregoing clause (c)(iii)(D), (H) a representation that such stockholder, any such beneficial owner and any such Associated Person is a holder of record or beneficial owner of stock of the Corporation entitled to vote or to direct the voting of stock at such meeting and intends to appear in person or by proxy at the special meeting to bring such business or nomination before the meeting, (I) a representation as to whether such stockholder, any such beneficial owner or any such Associated Person intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee, (2) otherwise to solicit proxies from stockholders in support of such proposal and/or (3) solicit proxies representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees, other than the Corporation's nominees, pursuant to Rule 14a-19 under the Exchange Act, and (J) such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission (the "SEC") if, with respect to any such item of business or nomination, such stockholder, any such beneficial owner or any such Associated Person were a participant in a solicitation subject to Section 14(a) under the Exchange Act and the rules and regulations promulgated thereunder. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting shall update and supplement the notice to the Secretary in writing, so that the information provided or required to be provided in such notice is true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof (and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not less than five (5) business days after the record date for such meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 7 or any other section of these By-Laws shall not limit the Corporation's rights with respect to any deficiencies in any stockholder's notice, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(d)    To be eligible to be a nominee for election as a director of the Corporation, the prospective nominee must deliver (in accordance with any applicable time periods prescribed for delivery of notice of nominations under this Section 7 or, if the nominee is an Access Nominee, as provided in Section 13 of Article III of these By-Laws) to the Secretary at the principal executive offices of the Corporation a completed written questionnaire (a "Questionnaire") (which questionnaire shall be provided by the Secretary within ten (10) days following a written request therefor) which accurately and completely provides such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to stockholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Corporation, including without limitation (i) all information concerning such persons that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (ii) all information required to determine the eligibility of such proposed nominee to serve as a director of the Corporation, to serve as an independent director of the Corporation or to serve on each committee of the Board of Directors, or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee, and (iii) such other information as may be reasonably required by the Corporation.

(e)    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, and no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7 or Section 13 of this Article III of these By-Laws; provided, however, that, once a nomination or business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such nomination or business. If the Chairman of an annual meeting determines that a nomination or business was not properly brought before the annual meeting in accordance with this Section 7, the Chairman shall declare to the meeting that the nomination or business was not properly brought before the meeting and such nomination or business, as applicable, shall be disregarded for all purposes, notwithstanding that the nominee or proposed business is included in the Corporation's proxy statement, notice of meeting or other proxy materials for the meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees or such proposed business may have been received by the Corporation (which proxies and votes shall be disregarded). Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 7 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(f)    Notwithstanding anything to the contrary in this Section 7, unless otherwise required by law, if a stockholder (A) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee for election as a director of the Corporation and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation's proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(g)    For purposes of these By-Laws, "Associated Person" of any stockholder or any beneficial owner of shares of stock of the Corporation on whose behalf any nomination or proposal is made by such stockholder means (i) any nominee proposed by such stockholder or beneficial owner to serve on the Board of Directors, (ii) any member of the immediate family of such stockholder, beneficial owner or proposed nominee(s) sharing the same household with such stockholder, beneficial owner or proposed nominee(s) and (iii) if such stockholder or beneficial owner is an entity, any person controlling, controlled by or under common control with such stockholder or beneficial owner.

(h)    For purposes of these By-Laws, (i) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act, (ii) "business day" means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York and (iii) "close of business" means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

(i)    Any stockholder (or beneficial owner) directly or indirectly soliciting proxies from other stockholders (or beneficial owners) in connection with an annual or special meeting of stockholders must use a proxy card color other than white, and the white proxy card shall be used exclusively for solicitations by or on behalf of the Board of Directors.

Section 8.     Nominations of Directors at Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3 of Article II of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) in respect of a meeting validly called by or at the direction of Chairman of the Board of Directors, the Chief Executive Officer, or the Board of Directors pursuant to Section 3(a)(i), Section 3(a)(ii) or Section 3(a)(iii) of Article II of these By-Laws or upon the request of stockholders pursuant to Section 3(a)(iv) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in these By-Laws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the special meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting if the stockholder's notice as required by Section 7(c) of Article II of these By-Laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a recess, adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding any other provision of these By-laws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered in connection with such special meeting in accordance with Section 3 of this Article II.

Section 9.     List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (i) during ordinary business hours, at the Corporation's principal place of business or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 10.     Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 11.     Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 12.     Inspectors of Election. In advance of any meeting of stockholders, the Board by resolution, or the Chairman or the Chief Executive Officer, shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
Section 13.     Conduct of Meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) recess and/or adjournment of the meeting from time to time either by the Chairman of the meeting or by vote of the shares present in person or by proxy at the meeting. Unless and except to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Notwithstanding anything to the contrary in these By-Laws, unless otherwise required by law, if a stockholder (or qualified representative) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business proposed by such stockholder pursuant to Section 7, of this Article II or a nomination pursuant to Section 13 of Article III of these By-Laws, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that the nominee or proposed business is included in the Corporation's proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees or such proposed business may have been received by the Corporation (which proxies and votes shall be disregarded). In order to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 14.    Action by Written Consent. Subject in all respects to the Certificate of Incorporation, all actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in each case, in accordance with the GCL (as defined below) and the Certificate of Incorporation.
ARTICLE III

DIRECTORS
Section 1.     Number and Election of Directors. The Board of Directors shall consist of not less than five nor more than fourteen members, the exact number of which shall be determined from time to time by resolution adopted by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by the stockholders at the annual meetings of stockholders, and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's death, or until such director's earlier resignation or removal. Directors need not be stockholders.
Each director to be elected by the stockholders of the Corporation shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefor at a meeting of the stockholders for the election of directors at which a quorum is present; provided, however, that if the Board of Directors determines that the number of nominees exceeds the number of directors to be elected at such meeting (a "Contested Election"), and the Board of Directors has not rescinded such determination by the record date of such meeting as initially announced, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director.
For purposes of the paragraph above, a "majority of the votes cast" means that the number of votes cast "for" a candidate for director exceeds the number of votes cast "against" that director. Abstentions and broker non-votes shall not be counted as votes cast.
Section 2.     Vacancies. Subject to the terms of any one or more classes or series of preferred stock and any other provision of the Certificate of Incorporation that may be applicable, any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled solely by a majority of the directors then in office; provided that a quorum is present, and any other vacancy occurring on the Board of Directors shall be filled solely by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware law. Notwithstanding the foregoing, whenever the holders of any one or more class or classes or series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the Certificate of Incorporation.
Section 3.     Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
Section 4.     Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, the Chief Executive Officer, or, in the Chief Executive Officer's absence, a director chosen by a majority of the directors present, shall act as Chairman. The Secretary of the Corporation shall act as Secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
Section 5.    Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving written notice or by electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice or electronic transmission, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.
Section 6.     Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors and, unless required by resolution of the Board of Directors, without notice. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman, if there be one, or a majority of the directors then in office. Notice thereof stating the place, date and time of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or electronic transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 7.     Quorum. Except as may be otherwise required by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 8.    Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this subsection at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to it becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 9.     Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
Section 10.     Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 11.     Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other compensation as the Board of Directors shall from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 12.     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's or their votes are counted for such purpose if (i) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person's or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 13.     Proxy Access.
Whenever the Board of Directors solicits proxies with respect to the election of directors of the Corporation at an annual meeting of stockholders, the Corporation shall include in the proxy statement distributed on behalf of the Board of Directors for such annual meeting the information specified below (the "Required Information") with respect to (i) the Eligible Stockholder (as defined below) proposing to make a nomination for a director of the Corporation and who expressly elects at the time of providing the notice required by this Section 13 (the "Nomination Notice") to have its nominee included in the Corporation's proxy materials pursuant to this Section 13, and (ii) the nominee to be nominated (an "Access Nominee"); provided that the Nomination Notice complies with the requirements of the Certificate of Incorporation, these By-Laws and all applicable laws or regulations. The Required Information shall be (x) all information concerning the Access Nominee and the Eligible Stockholder required to be disclosed in the Corporation's proxy statement under the rules and regulations of the Exchange Act, these By-Laws (including without limitation, Article II, Section 7), the Certificate of Incorporation and applicable law and (y) if the Eligible Stockholder so elects, a statement (the "Statement") of not more than 500 words in support of the nomination that shall comply with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation shall not be required to provide access to the Corporation's proxy materials with respect to any annual meeting of stockholders for more than the Maximum Number (as defined below) of Access Nominees. Any Eligible Stockholder submitting more than one Access Nominee for inclusion in the Corporation's proxy materials pursuant to this Section 13 shall rank such Access Nominees based on the order that the Eligible Stockholder desires such Access Nominees to be selected for inclusion in the Corporation's proxy statement in the event that the total number of Access Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds the Maximum Number. If there are more than the Maximum Number of nominations for which access to the Corporation's proxy materials has been sought in compliance with this Section 13, the highest ranking Access Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of common stock each Eligible Stockholder disclosed as Owned in its respective Nomination Notice submitted to the Corporation. If the Maximum Number is not reached after the highest ranking Access Nominee who meets the requirements of this Section 13 from each Eligible Stockholder has been selected, this selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached. Following such determination, if any such Access Nominee (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 13) other than due to a failure by the Corporation to include such Access Nominee in the proxy materials in violation of this Section 13, no other nominee or nominees (other than any Access Nominee already determined to be included in the Corporation's proxy materials who continues to satisfy the eligibility requirements of this Section 13) shall be included in the Corporation's proxy materials or otherwise submitted for director election pursuant to this Section 13.

The Corporation shall not be required to provide access to the Corporation's proxy materials with respect to any annual meeting of stockholders if it receives timely notice pursuant to Section 7 of Article II of these By-Laws that any stockholder proposes (or multiple stockholders propose) to nominate (i) a nominee for election with respect to which such access is not being requested or (ii) if another person is engaging in a "solicitation" within the meaning of Rule 14a-1(l) under the Exchange Act against a nominee of the Board of Directors.

In order for the Access Nominee to be eligible for election at the annual meeting and the Required Information about such nominee of an Eligible Stockholder to be included in the Corporation's proxy materials, the following requirements must be satisfied:

(1)    The nomination must be made pursuant to a timely Nomination Notice to the Secretary of the Corporation. To be timely, the Nomination Notice must be delivered to and received by the Secretary at the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations pursuant to Article II, Section 7 of these By-Laws. In no event shall the public announcement of a recess, adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Article II, Section 7 of these By-Laws.
(2)    The Nomination Notice shall contain or be accompanied by the following, which shall be received by the Secretary of the Corporation within the time period specified in this Section 13 for providing the Nomination Notice: (a) the name and address of the Eligible Stockholder and, if applicable, each member of a group of persons constituting an Eligible Stockholder, and an express election to have its Access Nominee included in the Corporation's proxy materials pursuant to this Section 13; (b) the Required Information; (c) a statement certifying the number of shares the Eligible Stockholder (and each member of a group of persons constituting the Eligible Stockholder) is deemed to Own and has Owned continuously for the thirty-six (36) month period prior to the date of the Nomination Notice for the purposes of this Section 13, which statement shall also be included in the Schedule 14N filed with the SEC; (d) to the extent that an Eligible Stockholder (or any member of a group of persons constituting an Eligible Stockholder) is not or has not been continuously the holder of record of the shares of common stock that are being used to satisfy the requisite Minimum Stock Ownership and Minimum Holding Period requirements to establish its or their status as an Eligible Stockholder, (i) one or more written statements from the holder of record of the shares (and from each intermediary through which each such person derives, or during the Minimum Holding Period has derived, Ownership of such shares) verifying that, as of a date within seven (7) calendar days preceding the date of submission of such notice, each such person Owns such shares and has Owned at least Minimum Stock Ownership continuously for at least the Minimum Holding Period, and (ii) an agreement to provide, within five (5) business days after the record date for determining stockholders entitled to vote at the annual meeting of stockholders, written statements from the holder of record and intermediaries verifying the continuous Ownership of the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) of such shares through and including such record date; (e) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it, its Access Nominee and each of its and its Access Nominee's affiliates and associates: (i) intends to continue to Own the shares satisfying the Minimum Stock Ownership through the conclusion of the annual meeting of stockholders; (ii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any individual other than its Access Nominee(s); (iii) has not engaged and will not engage in, and has not and will not be a "participant" (within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act or any successor rule) in a "solicitation" (within the meaning of Rule 14a-1(l) under the Exchange Act or any successor rule) in support of the election of any individual as a director at the annual meeting of stockholders other than its named Access Nominee or a nominee of the Board of Directors; and (iv) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; (f) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that it acquired the requisite number of shares qualifying the Eligible Stockholder to submit an Access Nominee in the ordinary course of business and that (i) at the time of giving its notice and (ii) at all times until the election of directors at the annual meeting of stockholders, in each case neither it nor the Access Nominee nor any affiliates and associates of it or its Access Nominee Owns or shall Own, as applicable, any securities of the Corporation for the purpose, or with the effect, of changing or influencing the control of the Corporation, or in connection with or as a participant in any transaction having that purpose or effect, including any transaction referred to in Rule 13d-3(b) under the Exchange Act or any successor rule, other than solely by reason of seeking the election as a director of its named Access Nominee; (g) a representation and undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) that: (i) the Eligible Stockholder agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the annual meeting of stockholders or applicable to the filing and use, if any, of soliciting material; (ii) it will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will promptly provide any other information reasonably requested by the Corporation, including, without limitation, to evidence or support any such facts, statements or other information; and (iii) it will file with the SEC any solicitation or other communication with the Corporation's stockholders relating to the annual meeting of stockholders at which the Access Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; (h) an undertaking by the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) acknowledging its responsibility for the Required Information, all other information submitted to the Corporation pursuant to this Section 13 and all of its and its Access Nominee's communications to stockholders in connection with the election of directors at the annual meeting of stockholders. In such undertaking, the Eligible Stockholder (including each member of a group of persons constituting an Eligible Stockholder) shall: (i) expressly assume all liability to which the Corporation or any of its affiliates, or any director, officer, employee or representative thereof, may be subject as a result of any legal or regulatory violation arising out of any such information or communication made available by or on behalf of the Eligible Stockholder or any of its affiliates or its Access Nominee to the Corporation or to any stockholder of the Corporation in connection with the election of directors at the annual meeting of stockholders; and (ii) agree to indemnify and hold harmless the Corporation and any of its affiliates, and any director, officer, employee or representative thereof, individually against any liability, loss or damage in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against any such person arising out of or based upon any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Access Nominee pursuant to this Section 13; (i) if the Nomination Notice is submitted by a group of persons that together constitute an Eligible Stockholder, an agreement executed by all members of such group (i) designating one group member that is authorized to act on behalf of all members of the group with respect to the nomination and any and all matters related thereto, including withdrawal of the nomination; and (ii) acknowledging and agreeing that the undertaking, as well as the assumption of liability and indemnification obligations, set forth in clause (h) above shall apply to each member of such group on a joint and several basis; (j) a statement of whether or not the Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) intends to maintain the Minimum Stock Ownership for at least one year following the annual meeting (subject to any mandatory fund rebalancing required by such person's preexisting governing instruments or written investment policies); (k) a copy of the Schedule 14N (or any successor form thereto) that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act (or any successor rule thereto); (l) all agreements, consents, information and undertakings by each Access Nominee that would be required to be provided by a nominee who is nominated pursuant to Section 7 of Article II of these By-Laws, and any other information reasonably requested by the Corporation, including, without limitation, a Questionnaire or to evidence or support any facts, statements or other information; (m) a representation and undertaking by the Access Nominee that such Nominee (i) is and will continue to be Independent, (ii) is not a Disqualified Repeat Nominee, and (iii) is not, and continues not to be, a Disqualified Person and (iv) does not, and continues not to, fail (A) to meet the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation's securities are traded, (B) to be a "non-employee director" for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or (C) to be an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (n) the details of any position of the Access Nominee as an officer or director of any competitor (that does not result in such Access Nominee to become a Disqualified Person) or significant supplier or customer of the Corporation within the three years preceding the submission of the Nomination Notice; and (o) any other information, representations and agreements that are the same as those that would be required to be set forth in a stockholder's notice of nomination pursuant to Section 7 of the Article II, including, without limitation, the proposing stockholder information with respect to the Eligible Stockholder.
(3)    The Access Nominee shall meet and shall continue to meet the criteria set forth in clause (m) of the foregoing paragraph (2) of this Section 13.
(4)     Neither the Access Nominee nor the applicable Eligible Stockholder (including none of the members of any group of persons constituting an Eligible Stockholder) shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof.

(5)    Each of the Access Nominee and the applicable Eligible Stockholder (including each member of any group of persons constituting an Eligible Stockholder) shall not have failed to comply with its agreements, representations, undertakings and other obligations pursuant to these By-Laws, including, but not limited to, this Section 13.
(6)    The information and documents required by this Section 13 shall be (A) provided with respect to and executed by each Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group; and (B) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Stockholder or, in the case of an Eligible Stockholder comprised of a group of persons, each member in that group. A breach of any obligation, agreement or representation in or pursuant to this Section 13 by any member of such group or any Access Nominee shall be deemed a breach by the Eligible Stockholder.
(7)    The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 13 (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.
Notwithstanding anything to the contrary herein, the Corporation may omit from its proxy materials any information or statement that it, in good faith, believes (1) is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (2) would violate any applicable law, regulation or listing standard, or (3) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.
The Eligible Stockholder and its Access Nominee shall each provide to the Corporation prompt written notice of: (a) any material error recognized by the Eligible Stockholder or its Access Nominee in, or any change in circumstances that makes incorrect or misleading in any material respect (collectively, an "error"), the information previously provided by the Eligible Stockholder or its nominee in the Nomination Notice or otherwise provided to the Corporation or to its stockholders in connection with the nomination, and the information that is required to correct any such error (it being understood that providing any such notification shall not be deemed to cure any such error or limit the remedies (including, without limitation, under these By-Laws) available to the Corporation relating to any such error); or (b) any material change in its Ownership of common stock of the Corporation occurring since the date as of which the Eligible Stockholder reported its Ownership in its notice provided for in this Section 13 and before the election of directors at the annual meeting; provided without limiting the generality of the foregoing, that any failure to satisfy the Minimum Stock Ownership requirement shall constitute a material change.
If the Board of Directors nominates an Access Nominee as part of the Board of Directors' slate of nominees, the notice provided pursuant to this Section 13 will be deemed withdrawn and the former Access Nominee shall be presented to the stockholders at the annual meeting in the same manner as any other nominee of the Board of Directors, except that the Access Nominee shall be considered a director for whom access to the Corporation's proxy materials was provided for all purposes of this By-Law, including the determination of the Maximum Number of Access Nominees.
If, after the deadline for submitting a Nomination Notice as set forth in this Section 13, (i) an Eligible Stockholder becomes ineligible to nominate a director for inclusion in the Corporation's proxy materials pursuant to this Section 13 or withdraws such nomination, or (ii) an Access Nominee withdraws from or becomes unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or to be named in the Corporation's proxy materials pursuant to this Section 13, in each case whether before or after the mailing of a definitive proxy statement, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such ineligibility, withdrawal, unwillingness or unavailability commence a new time period (or extend any time period) for the giving of a Nomination Notice), then the nomination of any Access Nominee by a person described in clause (i), and of any Access Nominee described in clause (ii), shall be disregarded, and the Corporation (x) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Access Nominee or any successor or replacement nominee and (y) may otherwise communicate to stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that any such Access Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting. No other nominee may be substituted by the Eligible Stockholder that nominated any such Access Nominee.
Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, if (A) in the judgment of the person presiding over the meeting, (i) a nomination was not made in accordance with the procedures prescribed by this Section 13, (ii) an Access Nominee is ineligible to be named in the Corporation's proxy materials pursuant to this Section 13 or to be considered for election at the meeting, or (iii) an Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their representations, undertakings, agreements or obligations under this Section 13, or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 13, then, in each case, the person presiding over the meeting shall so declare at the meeting and the nomination shall be disregarded, notwithstanding that proxies in respect of the nomination of the relevant Access Nominee may have been received by the Corporation.
This Section 13 shall be the exclusive method for stockholders or Eligible Stockholders to include nominees for director in the Corporation's proxy materials. Notwithstanding anything to the contrary contained in this Section 13, the Corporation may solicit against, and include in the proxy statement and any supplemental proxy materials its own statements relating to, any Access Nominee.

Solely for purposes of this Section 13, the following definitions shall apply:
"Affiliate" and "associate" shall have the meanings ascribed to them under the rules and regulations promulgated pursuant to the Exchange Act.
A "Disqualified Person" means a nominee (A) whose election as a member of the Board of Directors, or inclusion of such nominee in the Corporation's proxy materials, would cause the Corporation to be in violation of these By-Laws, its Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (B) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; or (D) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
A "Disqualified Repeat Nominee" in respect of an annual meeting of stockholders shall mean an individual as to whom access to the Corporation's proxy materials was provided pursuant to this Section 13 for either of the two most recent annual meetings of stockholders and (A) who withdrew from or became unwilling, ineligible or unavailable for election at the meeting or to serve on the Board of Directors for any reason or (B) received at such meeting votes in favor of his or her election representing less than 25% of the total votes cast with respect to his or her election. For the avoidance of doubt this section shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 7 of Article II of these By-Laws.
An "Eligible Stockholder" shall mean a person (or a group of not more than twenty (20) persons formed for the purpose of seeking access pursuant to this Section 13; provided that a group of funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a "group of investment companies," as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one person for this purpose if the Eligible Stockholder provides, no later than the deadline for submitting the Nomination Notice pursuant to this Section 13, documentation reasonably satisfactory to the Corporation to evidence the same) who or which has continuously Owned (as defined below) 3% or more of the outstanding shares of common stock of the Corporation as of the most recent date for which such number is disclosed by the Corporation in any filing by the Corporation with the SEC prior to submission of the Nomination Notice (the "Minimum Stock Ownership") continuously for a minimum of thirty-six (36) full months prior to and as of the date of giving of the Nomination Notice (the "Minimum Holding Period") and continue(s) to Own at least the same amount of securities so Owned by such person or group of persons through the date of the annual meeting of stockholders.
For purposes of this Section 13, persons who jointly nominate an individual for election as a director shall be considered an Eligible Stockholder only if they have agreed in writing to so act, are so identified in the Nomination Notice and the information and the undertakings required by this Section 13 for an Eligible Stockholder are provided by and with respect to each such person (including each individual fund). For the avoidance of doubt, for purposes of determining if persons who claim jointly to satisfy the Minimum Stock Ownership and Minimum Holding Period requirements for an Eligible Stockholder, only the common stock of the Corporation Owned by any member of a group continuously for at least thirty-six (36) full months shall be aggregated with the common stock Owned continuously for thirty-six (36) months by each other person acting jointly to constitute an Eligible Stockholder. A record holder acting on behalf of a beneficial owner will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately as a member of such group, subject to the other provisions of this Section 13. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the Corporation disclosed as owned in the Nomination Notice.
"Independent" with respect to an Access Nominee shall mean that the nominee would be considered an independent director in accordance with the listing standards of the principal U.S. exchange upon which the common stock of the Corporation trades, any applicable rules of the SEC and any additional publicly disclosed standards used by the Board of Directors or a duly authorized committee thereof in determining and disclosing the independence of the Corporation's directors in accordance with the rules of the SEC, such principal U.S. exchange or otherwise.
The "Maximum Number" of Access Nominees for an annual meeting of stockholders shall be that number of directors constituting the greater of (1) two or (2) 20% of the total number of directors in office as of the deadline for submitting a Nomination Notice as set forth in this Section 13 (rounded down to the nearest whole number); provided, however, that for so long as the Board of Directors is divided into classes, in no case shall the number of nominees appearing in the Corporation's proxy materials pursuant to this Section 13 for any annual meeting exceed one-half (1/2) of the number of directors to be elected at such annual meeting. In the event that one or more vacancies for any reason occurs after such date but before the date of the annual meeting of stockholders and the size of the Board of Directors is reduced in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number shall be reduced by any of the following, whether occurring before or after the deadline for submitting a Nomination Notice: (a) any Access Nominee who is or will be nominated as part of the Board of Directors' slate of nominees; (b) the number of directors in office on such date who were nominated at any of the three recent annual meetings of stockholders pursuant to this Section 13 or pursuant to Section 7 of Article II, other than such directors whose term of office will expire at such meeting of stockholders and has not sought (or agreed), and who will not be seeking (or agreeing), to be nominated at such meeting for another term of office; (c) any person who is nominated by an Eligible Stockholder pursuant to this Section 13 but whose nomination is subsequently withdrawn or who becomes unwilling, ineligible or unavailable for election at the meeting, to serve as a director for any reason or to be named in the Corporation's proxy materials pursuant to this Section 13; and (d) any person who is or will be nominated by the Board of Directors pursuant to an agreement, understanding or arrangement with one or more stockholders or group of stockholders (other than any agreement, understanding or arrangement entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation).
"Ownership" (and its correlative terms "Owned," "Owning" and other variations of the word "Own"), when used to describe the nature of a person's ownership of common stock of the Corporation, shall mean those outstanding shares of common stock of the Corporation as to which the person in question possesses (a) the full unhedged power to vote or direct the voting of such shares, (b) the full unhedged economic incidents of ownership of such shares (including the full right to profits and the full risk of loss), and (c) the full unhedged power to dispose of or direct the disposition of such shares; provided that the number of shares calculated in accordance with clauses (a), (b) and (c) shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, or purchased by such person or any of its affiliates but the purchase has not settled or closed, (ii) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or other agreement or understanding entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such person's or affiliates' full rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares, and/or (B) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall "Own" shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person's Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. A person's Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided that the person has the power to recall such loaned shares on five (5) business days' notice and recalls such shares promptly upon being notified by the Corporation that the applicable Access Nominee will be included in the proxy materials.
ARTICLE IV

OFFICERS
Section 1.     General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any officer may be assigned by the Board any additional title that the Board deems appropriate. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation. The officers of the Corporation have such authority and perform such duties as are provided in these By-Laws or as may be provided by resolution of the Board.
Section 2.     Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 3.     Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or the Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.     Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.
Section 5.     Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall preside over meetings of the Board of Directors and stockholders in the absence of a Chairman of the Board and, subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated or prescribed to him or her by the Board of Directors. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner.
Section 6.     President. In the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board of Directors, with all the powers of, and subject to all the restrictions upon, the Chief Executive Officer. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have, to the extent authorized by the Chief Executive Officer or the Board of Directors, the same powers as the Chief Executive Officer to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. The President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws, by the Board of Directors or the Chief Executive Officer.
Section 7.     Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors from time to time may prescribe.
Section 8.     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 9.     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under control of the Treasurer belonging to the Corporation.
Section 10.     Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 11.     Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under control of the Assistant Treasurer belonging to the Corporation.
Section 12.     Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation, and the Chairman of the Board shall have, unless otherwise determined by the Board, the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V

STOCK
Section 1.     Stock Certificates. The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder of stock in the Corporation.
Section 2.     Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 3.     Lost, Destroyed, Stolen or Mutilated Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 4.     Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer (or, with respect to uncertificated shares, by delivery of duly executed transfer instructions or in any other manner permitted by law) and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.     Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
Section 6.     Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VI

NOTICES
Section 1.     Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to a stockholder given by the Corporation may be given by a form of electronic transmission in accordance with the requirements of the GCL.
Section 2.     Waivers of Notice.
(1)     Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof (x) in writing, signed, by the person or persons entitled to said notice or (y) by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, present by person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

(2)     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.
ARTICLE VII

GENERAL PROVISIONS
Section 1.     Dividends. Subject to the requirements of the GCL and the provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.     Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
Section 5.     Interpretation. The Board of Directors (and any other person or body authorized by the Board of Directors or these By-Laws) shall have the power and authority to interpret these By-Laws and to make any and all determinations necessary or advisable to apply these By-Laws to any persons, facts or circumstances, including the power to determine (i) whether a person or group of persons qualifies as an Eligible Stockholder under Section 13 of Article III of these By-Laws; (ii) whether the outstanding shares of the Corporation's common stock are "Owned" for purposes of meeting the ownership requirements of Section 13 of Article III of these By-Laws; (iii) whether any and all requirements of Section 7 of Article II and Section 13 of Article III have been satisfied, including with respect to a nomination or proposal pursuant to a Nomination Notice; (iv) whether a person satisfies the qualifications and requirements to be a nominee under Section 7 of Article II or an Access Nominee under Section 13 of Article III of these By-Laws; and (v) whether inclusion of the Required Information in the Corporation's proxy statement pursuant to Section 13 of Article III of these By-Laws is consistent with the Certificate of Incorporation, these By-Laws and all applicable laws and regulations. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors or these By-Laws) shall, to the fullest extent permitted by law, be final and conclusive and binding on all persons, including the Corporation and its stockholders and beneficial owners of capital stock of the Corporation.
ARTICLE VIII

INDEMNIFICATION
Section 1.     Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3.     Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 4.     Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, to the extent that such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.
Section 5.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any current or former director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful (in whole or in part) in such application, or to the extent successful (in whole or in part) in an application to the Court of Chancery seeking an advancement of expenses from the Corporation, the current or former director or officer seeking indemnification or advancement (as applicable) shall also be entitled to be paid the expense of prosecuting such application. In addition, if the Corporation commences a proceeding to recover any expenses advanced pursuant to an undertaking and the current or former director or officer is successful (in whole or in part) in the defense of such proceeding, he or she shall also be entitled to the expense of defending such proceeding.

Section 6.     Expenses Payable in Advance. Expenses incurred by a current or former director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
Section 7.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL, or otherwise.
Section 8.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 9.     Certain Definitions. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

Section 10.     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 11.     Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification or advancement (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
Section 12.     Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
ARTICLE IX

AMENDMENTS
Section 1.     Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the Board of Directors or by the stockholders as provided in the Certificate of Incorporation.

ARTICLE X

FORUM FOR CERTAIN ACTIONS
Section 1.     Forum for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or to the Corporation's stockholders, (c) any action asserting a claim against the Corporation or any of its current or former directors, officers, employees or agents arising pursuant to any provision of the GCL, the Certificate of Incorporation or these By-Laws, (d) any action asserting a claim against the Corporation or any of its current or former directors, officers, employees or agents governed by the internal affairs doctrine, or (e) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-Laws, in each case regardless of whether such action or proceeding is based on common law, statutory, equitable, legal or other grounds, and, in each case, including any action brought by a beneficial owner of the Corporation's shares; provided, however, that in the event that such court lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the United States District Court for the District of Delaware; except for, in all cases, with respect to any action or proceeding as to which such state or federal court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). The Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall have the fullest authority allowed by law to issue an anti-suit injunction to enforce this forum selection clause and to preclude suit in any other forum. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to consent to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin, or otherwise enforce this Article X with respect to, any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Article X (an "Inconsistent Action") and (ii) having service of process made upon such person or entity in any such proceeding by service upon such person's or entity's counsel in such Inconsistent Action as agent for such person or entity.

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